Exhibit 99.1

Investor/Press Contact:
ICR, Inc.
Investors:	Allison Malkin/Jane Thorn Leeson
203-682-8225/646-277-1223
Press:	Alecia Pulman, 203-682-8224

BLUEFLY REPORTS THIRD QUARTER FISCAL 2010 RESULTS

NET SALES INCREASE 12%

NEW YORK – November 8, 2010 – Bluefly, Inc. (NASDAQ Capital Market: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today reported results for the 13-week period (“third quarter”) ended September 30, 2010.

“We are pleased to deliver double-digit top line growth in the third quarter, driven by increased consumer preference for our luxury designer merchandise,” stated Melissa Payner, Bluefly’s Chief Executive Officer. “During the quarter, we achieved increases in customer traffic and average order size. We also elevated our brand by extending our highly acclaimed online video/social experience, Closet Confessions to television. Closet Confessions spots launched on the Bravo channel in early September. We expect that this marketing campaign which airs through November, positions us well to maximize holiday season performance.”

“We are excited about our opportunities to drive sales and improve operating performance in the fourth quarter as we expect to benefit from the strategic investments made at the end of the third quarter in inventory, marketing, ecommerce and social media,” concluded Ms. Payner.

Results for the third quarter of 2010 included the following:

•	Net sales increased 12.2% to $19.2 million from $17.1 million in the third quarter of 2009.

•	Average order size increased 17% to $321.33 in the third quarter of 2010, compared to $274.58 in the third quarter of 2009.

•
Gross profit was $6.9 million, or 36.1% of net sales, compared to $6.8 million, or 40.0% of net sales, in the third quarter of 2009. The decline in gross profit margin was driven by the growth in sales of luxury designer merchandise, which historically carry lower margins compared to contemporary merchandise, and an increase in inventory reserves resulting from an increase in inventory balances to support fourth quarter business.

•
Operating expenses totaled $9.0 million, or 46.6% of net sales, compared to $7.3 million, or 42.7% of net sales, in the third quarter of 2009. The increase in operating expenses was primarily due to the growth of both online and offline marketing expenses of $1.5 million as compared to the third quarter of 2009. The increase in marketing expense is directly attributable to the Closet Confessions campaign, as well as the introduction of new online ecommerce initiatives.  Selling and fulfillment expenses increased $363,000, which was offset by a decrease in general and administrative expenses of $166,000.

•	Operating loss was $2.0 million, compared to an operating loss of $465,000 in the third quarter of 2009.

•	Adjusted EBITDA was negative $1.3 million, compared to a positive adjusted EBITDA of $359,000 in the third quarter of 2009.

•	Cash and cash equivalents totaled $6.6 million at September 30, 2010, compared to $10.0 million at December 31, 2009.

•	Inventory was $30.2 million at September 30, 2010, compared to $17.7 million at December 31, 2009, a build up to support fourth quarter business.

To supplement the financial results for the third quarter of 2010 presented in accordance with generally accepted accounting principles (GAAP), the Company is also reporting adjusted EBITDA as a non-GAAP financial measure that the Company believes allows for a better understanding of its operating performance.  The Company defines adjusted EBITDA as net loss excluding interest income, interest expense and interest expense to related parties, income tax provision, depreciation and amortization expenses adjusted for non-cash share-based compensation expenses.  The Company believes that this non-GAAP financial measure, when shown in conjunction with the corresponding GAAP measures, enhances the investor’s and management’s overall understanding of the Company’s current operating performance and provides greater transparency with respect to key operating metrics used by management in its financial and operational decision making process.  The Company considers this non-GAAP financial measure to be useful because it excludes certain non-cash and non-operating charges, which enables investors and management to analyze trends in the Company’s operations.  The presentation of this non-GAAP financial measure is not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with

GAAP.  For more information, please see the table captioned “Reconciliation of Non-GAAP Financial Information”, which provides a full reconciliation of actual results to the non-GAAP financial measures.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ Capital Market:  BFLY) is a leading online retailer of designer brands, fashion trends and superior value.  Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District.  For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute “forward-looking statements,” usually containing the words “believe,” “project,” “expect” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  The risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.  These risks and uncertainties include, but are not limited to, the following: the Company’s history of losses and anticipated future losses; the Company’s ability to realize benefits from its increased marketing expenses;  risks associated with the economic downturn; risks associated with affiliates of Rho Ventures, LP, affiliates of Soros Fund Management, private funds associated with Maverick Capital Ltd. and affiliates of Prentice Capital Management, LP each owning a significant portion of our stock; the potential failure to forecast revenues and/or to make adjustments to our operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce markets; risks associated with our dependence on one supplier for a material portion of our inventory; the risk of default by us under our credit facility and the consequences that might arise from us having granted a lien on substantially all of our assets under that agreement; risks of litigation related to the sale of unauthentic or damaged goods and litigation risks related to sales in foreign countries; our potential exposure to product liability claims in the event that products sold by us are defective; the dependence on third parties and certain relationships for certain services, including our dependence on UPS and USPS (and the risks of a mail slowdown due to terrorist activity) and our dependence on our third-party web hosting, fulfillment and customer service centers; online commerce security risks; our ability to raise additional capital, if needed, to support the growth of our business; risks related to brand owners’ efforts to limit our ability to purchase products indirectly; management of potential growth; the competitive nature of our business and the potential for competitors with greater resources to enter the business; the availability of merchandise; the need to further establish brand name recognition; risks associated with our ability to handle increased traffic and/or continued improvements to our Web Site; rising return rates; dependence upon executive personnel who do not have long-term employment agreements; the successful hiring and retaining of new personnel; risks associated with expanding our operations; risks associated with potential infringement of other’s intellectual property; the potential inability to protect our intellectual property; government regulation and legal uncertainties; uncertainties relating to the imposition of sales tax on Internet sales; our ability to utilize our net operating losses; and the effectiveness of our internal controls.

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STATEMENTS OF OPERATIONS - UNAUDITED

	Three Months Ended September 30,
	2010	2009
Net sales	$19,202,000	$17,108,000
Cost of sales	12,278,000	10,269,000
Gross profit	6,924,000	6,839,000
Gross margin	36.1%	40.0%

Selling and fulfillment expenses	4,115,000	3,752,000
Marketing expenses	2,944,000	1,491,000
General and administrative expenses	1,895,000	2,061,000
Total operating expenses	8,954,000	7,304,000

Operating loss	(2,030,000)	(465,000)

Interest expense to related party stockholders	—	(405,000)
Other interest expense, net	(47,000)	(45,000)

Net loss	$(2,077,000)	$(915,000)

Basic and diluted net loss per common share	$(0.08)	$(0.07)

Weighted average common shares outstanding
(basic and diluted)	24,598,151	13,844,637

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SELECTED BALANCE SHEET DATA & KEY METRICS – UNAUDITED

	September 30, 2010	December 31, 2009
Cash and cash equivalents	$6,640,000	$10,049,000

Inventories, net	30,236,000	17,668,000

Prepaid expenses and other current assets	5,590,000	4,278,000

Property and equipment, net	3,154,000	3,506,000

Current liabilities	16,578,000	12,611,000

Stockholders’ equity	29,178,000	23,035,000

	Three Months Ended
	September 30,
	2010	2009
Average order size (including shipping & handling)	$321.33	$274.58
New customers added during the period	34,601	34,753

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RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION – UNAUDITED

	Three Months Ended September 30,
	2010	2009
Net loss	$(2,077,000)	$(915,000)

Interest income	(7,000)	(8,000)
Interest expense to related party stockholders	—	405,000
Interest expense	54,000	53,000
Depreciation and amortization expenses	589,000	687,000
Non-cash share-based compensation expenses	157,000	137,000

Adjusted EBITDA	$(1,284,000)	$359,000

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